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MEMORANDUM OF AGREEMENT made and entered into this 5th day of November, 2003

BY AND BETWEEN:  NORMAN A GARDNER, Executive of Bala Cynwyd, Pennsylvania

                 Hereinafter referred to as "Executive"

                                OF THE FIRST PART

AND: LASER LOCK TECHNOLOGIES, INC., a Company incorporated under the laws of the State of Nevada, having its office at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004

                 Hereinafter referred to as "Company"

                               OF THE SECOND PART

WHEREAS the Executive presently serves as President and Chief Executive Officer of the Company and has served the Company and its predecessors continuously since its inception in November 1999, as its principal executive; and

WHEREAS the leadership of the Executive has constituted a major factor in the development of the Company and the Company is greatly in need of the Executive's continued leadership so that the further and uninterrupted progress of the Company will be assured; and

WHEREAS the Company acknowledges and recognizes the value of the Executive's services, including the capacity for service of special, unique and extraordinary character; and

WHEREAS the Company desires to continue to employ, retain and make secure for itself the experience and outstanding abilities and services of the Executive for the period of at least five (5) years from the effective date hereof and to replace the existing contract with the Company dated September 24, 2001; and

WHEREAS both parties desire to embody the terms and conditions of employment of the Executive and of the Stock Options granted to him in connection therewith into a written agreement; and


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WHEREAS all of the terms, conditions and undertakings of this Agreement, including without limitations those of the Stock Option embodied herein and the execution of this Agreement, were duly fixed, stated, approved, authorized and directed for and on behalf of the Company by a resolution of its Board of Directors at a board meeting of such Board held at the office of the Company on ___________________, 2003 at which a quorum of Directors was present and voted, exclusive of the Executive, and to which resolution reference is hereby made, and which resolution by this reference is incorporated herein as though fully and at length repeated.

NOW THEREFORE, for valuable consideration, it is mutually agreed by and between the parties as follows:



                   ARTICLE ONE - EMPLOYMENT PERIOD AND DUTIES
                   ------------------------------------------

1.1 The Company agrees to and does hereby employ the Executive as President and Chief Executive Officer and the Executive agrees to serve the Company in such capacity for a period commencing on the effective date of this Agreement and continuing for five (5) years thereafter (the "Employment Period").

1.2 The Company agrees and undertakes to nominate the Executive as a Director of the Company during each year of the Employment Period and further agrees that to support the Executive's nomination in the Company's annual proxy statement. In addition and provided that the Executive is elected as a Director of the Company, the Company agrees that it will elect the Executive as Chairman of the Board during the Employment Period.

                           ARTICLE TWO - COMPENSATION
                           --------------------------

2.1 Subject to the provisions of Clause 2.3, the Company shall pay to said Executive, and said Executive shall accept from the Company as basic payment for his services during the Employment Period, the following annual compensation (the "Basic Compensation", namely:

         2.1.1 For each of the first two (2) twelve-month periods, the sum of One Hundred and Fifty Thousand Dollars ($150,000.00) payable in weekly or semi-monthly installments; and

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         2.1.2    For each of the last three (3) twelve month periods, the sum of One Hundred and Eighty Thousand Dollars ($180,000.00) payable in weekly or semi-monthly installments

2.2 In addition to the Basic Payment during the Employment Period, the Executive shall receive a sum, with respect to any fiscal year of the Company during the Employment Period, in which the net income of the Company before taxes and as determined solely by the firm of public accountants of the Company shall exceed Three Hundred and Fifty Thousand Dollars ($350.000.00) equal to ten percent (10% of such excess, the amount of any such additional sum shall not exceed One Hundred and Twenty-Five Thousand Dollars ($125.000) in any fiscal year.

                            ARTICLE THREE - EXPENSES
                            ------------------------

3.1 During the Employment Period, the Company will pay all reasonable business related expenses incurred by the Executive in furtherance of or in connection with the business of the Company and its subsidiaries.

3.2 The Executive shall be supplied with a leased car by the Company provided that the annual lease monthly payments do not exceed the sum of Nine Hundred Dollars ($900.00) per month. The Company shall pay or reimburse the Executive for all operating costs of this vehicle including leasing costs, insurance, maintenance, gas and oil.

                             ARTICLE FOUR - SERVICES
                             -----------------------

4.1 The Executive agrees to devote his full-time and efforts during the Employment Period to the business of the Company and its subsidiaries, if any, and to serve as a Director and Chairman of the Board of the Company, if elected as such, provided, however, that he shall be entitled to a minimum vacation period totaling at least one (1) month each calendar year which he may take, at his option, either in whole or in part, consecutively or not, in any given calendar year, and which vacation periods shall be cumulative over the term of the Employment Period, if not taken.

4.2 The Executive shall perform his duties faithfully, diligently, and to the best of his ability during the Employment Period. If he is not elected as Chairman of the Board of the Company, he shall be obliged to perform only such duties, services and tasks as he performed prior to his being elected, and he shall be extended by the Company such courtesies, privileges and rights as are consistent with the title of Chairman of a public company of comparable size.

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                       ARTICLE FIVE - RESTRICTIVE COVENANT
                       -----------------------------------

5.1 The Executive agrees that so long as this Agreement is in full force and effect, he will not, directly or indirectly, either as principal, agent, stockholder, or in any other capacity, engage in or have a financial interest in, any business which is competitive to the business of the Company and its subsidiaries, (except that nothing contained herein shall preclude the Executive from purchasing or owing stock in any such business, providing that his holdings do not exceed one percent (1%) of the issued and outstanding capital stock). For the purpose hereof, a business will be deemed competitive if it involves the production, manufacture or distribution of any product similar to those produced, manufactured or distributed by the Company or any of its subsidiaries. The Executive expressly agrees that upon a breach or violation of the foregoing provision of this Agreement, the Company in addition to all other remedies shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction.

                         ARTICLE SIX - SECRET PROCESSES
                         ------------------------------

6.1 The Executive will not divulge, furnish or make accessible to any one otherwise than in the regular course of the business of the Company or any of its subsidiaries) any knowledge or information with respect to confidential or secret processes, formula, machinery, plans, devices or material of the Company or any of its subsidiaries, with respect to any confidential or secret engineering, development or research work of the Company or any of its subsidiaries, or with respect to any other confidential or secret aspect of the business of the Company or any of its subsidiaries.

                              ARTICLE SEVEN - DEATH
                              ---------------------

7.1 In the event of the death of the Executive, the Company shall pay to his surviving spouse or to his Estate in the event he has no surviving spouse, an amount equal to one (1) year compensation calculated on the basis of the compensation payable to the Executive under this Agreement at the date of nis death. Such payments shall be made in equal monthly installments over a period of two (2) years from the date of the death of the Executive, if the Executive's spouse survives him but dies before all of the aforementioned monthly payments have been made, then the balance of such payments shall be paid to the Executive's estate in a lumps sum.

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                           ARTICLE EIGHT - TERMINATION
                           ---------------------------

8.1 Death: Employment of the Executive hereunder shall terminate upon his death, subject to the payments to be made to his surviving spouse pursuant to Section 7 hereof.

8.2 Disability: If during the Employment Period, the Executive should fail to perform his duties hereunder on account of illness or other incapacity, and such illness or other incapacity shall continue for a period of more than four (4) months, the Company shall have the right, on twenty-one (21) days notice to the Executive to terminate this Agreement. In this event, the Company shall be obligated to pay to the Executive an amount equal to fifty percent (50%) of the Basic Payment to which he was entitled as of the date of termination. However, if prior to the date specified in such notice, the Executive's illness or incapacity shall have terminated and he shall have taken up and performed his duties hereunder, the Executive shall be entitled to resume his employment hereunder as though such notice had not been given.

8.3 Termination for Cause: The Company may, in its sole discretion, terminate the Executive's Employment Period under the following circumstances:

         (a) Executive breaches his obligations under the terms of this Agreement; or

         (b) Executive has committed an act of dishonesty, moral turpitude or theft or has breached his duties of loyalty to the Company or an act of insubordination to its Board of Directors.

It is specifically understood that during the Employment Period, Executive shall not be terminated pursuant to either 8.3 (a) or (b) unless and until Executive has received reasonable written notice from the Company of the applicable reasons for termination and Executive has had a reasonable opportunity to remedy such a breach of duties or act of insubordination; however, the Company may immediately terminate Executive in the event of the commission of an act of dishonesty, moral turpitude or theft.

In the event of the termination of Executive under this section 8.3 Executive's right to the compensation and benefits provided herein shall immediately terminate and or cease to accrue, provided, however, that Executive shall receive: (i) the unpaid portion, if any, of his base salary computed on a pro-rated basis to the date of termination of employment; and (ii) any unpaid accrued benefits owed to the Executive in accordance with the term of any Plan or Program in which he is a participant.

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8.4 Termination other than for cause: The Company may terminate the employment of Executive during the Employment Period for reasons other than those enumerated in Section 8.3 however, in such event, the Company shall be liable to Executive for compensation for the remainder of the Employment Period and, to the extent not inconsistent with applicable law and/or the terms and conditions of any Plan or Program, all other remaining benefits shall continue to accrue until the end of the Employment Period, which shall constitute the full liquidated damages to which Executive is entitled.

8.5 In the event of termination of this Agreement for any reason other than death, Executive shall be entitled to purchase any life insurance policies on his life then owned by the Company for the cash value thereof or, if such policies have no cash value, upon payment of One Hundred Dollars ($100.00).

                           ARTICLE NINE - STOCK OPTION
                           ---------------------------

9.1 As a further inducement to the Executive to enter into this Agreement and in addition to the five hundred thousand (500,000) share option previously granted to the Executive which options remain outstanding and fully vested as of this day, and to provide a means of enhancing the Executive's proprietary interest in the Company and to increase the Executive's incentive, the Company hereby grants to the Executive the right and option to purchase from the Company up to two million (2,000,000) shares of common stock of the Company exercisable upon the following terms and conditions and in accordance with a Stock Option Plan to be adopted by the Company, these options will be granted under an Equity Compensation Plan for the employees and Consultants which is presently being prepared and which will be executed by the Executive when completed.

         9.1.1 Subject to the provisions hereof, this option shall be exercisable as follows:

                  (i) On December 31, 2003, this option may be exercised with respect to all or any part of the five hundred thousand (500,000) of the said two million (2,000,000) shares at an option price equal to the last sale price at which the Shares of the Company were sold on the date hereof (the "Option Price"); and

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                  (ii)     After the expiration of one (1) year from the
                           effective date hereof, this option may be exercised with respect to all or any part of seven hundred and fifty thousand of the said two million (2,000,000) shares at the Option Price less such number of shares as may have been taken down by the Executive prior thereto; and ;

                  (iii) After the expiration of two (2) years from the effective date hereof, this option may be exercised with respect to all or any part of one million (1,000,000) of the said two million (2,000,000)
                           shares less such number of shares as may have been taken down by the Executive hereunder prior thereto at the Option Price; and

                  (iv) After the expiration of three (3) years from the effective date hereof, this option may be exercised with respect to all or any part of one million (1,000,000) of the said two million (2,000,000)
                           shares, less such number of shares as may have been taken down by the Executive prior thereto, at the Option Price; and

                  (v) After the expiration of four (4) years from the effective date hereof, this option may be exercised with respect to all or any part of the said two million (2,000,000) shares, at the Option Price less such number of shares as may have been taken down by the Executive prior thereto.

(c) This option shall not be transferable by the Executive otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him (and in no event later than eight (9) years from the effective date hereof);

(d) In the event of the death of the Executive, this option may be exercised by the estate of the Executive or by any person who hereafter acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Executive, within the period of two (2) years after the date of death or such shorter period as may then be required under applicable provisions of the United States Internal Revenue Code relating to Stock Options;

(e) Subject to the requirements for restricted stock options of the United States Internal Revenue Code, as now in effect or as hereafter amended:

                  (i) In case the Company shall hereafter declare or pay to the holders of its par value common stock a dividend or dividends in stock of the Company, the Executive upon any purchase thereafter of Option Shares as herein provided, shall be entitled, without additional payment, to receive in addition to the Option Shares purchased such additional share or shares of stock, disregarding fractions, as the Executive would have received in the form of such dividend or dividends if, on the effective date hereof, he had been the holder of record of the Option Shares purchased and had continued to hold such shares and all shares received as stock dividends;

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                  (ii)     In case the shares of outstanding par value common
                           stock of the Company shall be reclassified or changed into the same or a different number of shares of the same or a different class, then the appropriate number of shares, disregarding fractions, resulting from such reclassification or change shall be substituted for the Option Shares for all purposes hereof;

                  (iii) In case pursuant to any reorganization or re-capitalization of the Company, or its liquidation or partial liquidation or spin-off, voluntary or otherwise, or its consolidation or merger into or with another corporation, or the sale, conversion, lease or other transfer by the Company of all or substantially all of its property, pursuant to which the then outstanding shares of par value common stock of the Company become exchangeable for other shares of stock, the Executive, upon his purchase of Option Shares pursuant to the terms hereof, shall be entitled to receive in lieu of the shares of stock of the Company he would otherwise be entitled, the shares of stock, which the Executive would have received upon such reorganization, re-capitalization, liquidation, partial liquidation, spin-off, consolidation, merger, or transfer, if immediately prior thereto he had owned the shares of stock of the Company at that time issuable to him pursuant to such purchase and had exchanged such shares, disregarding fractions, in accordance with terms of such reorganization, re-capitalization, liquidation, partial liquidation, spin-off, consolidation, merger, or transfer.

(f) This option shall be exercised by written notice or notices delivered to the Company's principal place of business;

(g) Delivery of the certificates representing the shares of stock as to which this option shall be exercised at any given time, shall be made promptly after receipt of such notice by the Company against the payment of the purchase price of the shares with respect to which the option is exercised at such time;


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(h)               The Executive, on behalf of himself, his legal representative and any other person who may become entitled to act hereunder by reason of the Executive's death, undertakes and agrees that, in conjunction with each purchase of stock hereunder, the purchaser will deliver to the Company his written representation that such shares are being purchased with the then present intention of holding the same for investment and not with a view to the distribution thereof;

(i) Nothing contained in this Agreement is intended, or shall be construed, to deprive the Executive of the full benefits of this option for two million, five hundred thousand (2,500,000) shares in the event of the discharge of the Executive by the Company or other breach of this Agreement by the Company;

(j) The Company agrees that it now holds and will hold available a sufficient number of shares of its par value common stock to satisfy the requirements of this option;

(k) It is expressly understood that the stock options hereby granted to the Executive is in addition to, and not meant to be a replacement of the stock option totaling five hundred thousand (500,000) shares heretofore granted by the Company to the Executive.

              ARTICLE TEN - EXECUTIVE'S RIGHTS UNDER CERTAIN PLANS
              ----------------------------------------------------

10.1 The Company agrees that nothing contained herein is intended to or shall be deemed to be granted to the Executive in lieu of any rights and privileges which the Executive may be entitled to as an employee of the Company under any retirement, pension, insurance, hospitalization, or other plans which may now be in effect or which may hereafter be adopted, it being understood that the Executive shall have the same rights and privileges to participate in such plans or benefits as any other employee.

                ARTICLE ELEVEN - SUCCESSORS. ETC. OF THE COMPANY
                ------------------------------------------------

11.1 This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership or corporation which may acquire all or substantially all of the Company's assets and business, or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer, and the Executive, his heirs, assigns, executors and personal representatives.


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                        ARTICLE TWELVE - ENTIRE AGREEMENT
                        ---------------------------------

12.1 The parties hereto agree that this Agreement supersedes any employment agreement between the Executive and the Company and contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by both parties hereto.

                        ARTICLE THIRTEEN - APPLICABLE LAW
                        ---------------------------------

13.1 This Agreement shall be construed according to the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned.

LASER LOCK TECHNOLOGIES, INC.

                                               /s/ Norman A. Gardner
Per:_________________________________          _________________________________

                                               Norman A. Gardner



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